Office Properties Income Trust Third Quarter 2023 Financial Results and Supplemental Information October 30, 2023 Chicago, IL Exhibit 99.2

Table of Contents

OFFICE PROPERTIES INCOME TRUST

QUARTERLY RESULTS

Office Properties Income Trust Announces Third Quarter 2023 Financial Results 4
Third Quarter 2023 Highlights 5
Third Quarter 2023 Results 6

FINANCIALS

Key Financial Data 8
Condensed Consolidated Statements of Income (Loss) 9
Condensed Consolidated Balance Sheets 10
Debt Summary 11
Debt Maturity Schedule 12
Leverage Ratios, Coverage Ratios and Public Debt Covenants 13
Capital Expenditures Summary and Significant Redevelopment Information 14
Property Acquisitions and Dispositions Information Since January 1, 2023 15
Investments in Unconsolidated Joint Ventures 16

PORTFOLIO INFORMATION

Summary Same Property Results 18
Occupancy and Leasing Summary 19
Tenant Diversity and Credit Characteristics 20
Tenants Representing 1% or More of Total Annualized Rental Income 21
Lease Expiration Schedule 22

APPENDIX

Company Profile and Research Coverage 24
Governance Information 25
Non-GAAP Financial Measures and Certain Definitions 26
Calculation and Reconciliation of NOI and Cash Basis NOI 28
Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI 29
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 30
Calculation of FFO, Normalized FFO and CAD 31

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 32

OPI
Nasdaq Listed

Trading Symbols:
Common Shares: OPI
Senior Unsecured Notes due 2050: OPINL

Investor Relations Contact:
Kevin Barry, Senior Director
(617) 219-1410
kbarry@opireit.com
ir@opireit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
www.opireit.com

All amounts in this presentation are unaudited.

Unless otherwise noted, all data presented in this presentation excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which OPI owns a 51% and 50% interest. See page 16 for information regarding these joint ventures and related mortgage notes.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.



Q3 2023 2

Q3 2023 3RETURN TO TABLE OF CONTENTS Quarterly Results

Q3 2023 4RETURN TO TABLE OF CONTENTS OFFICE PROPERTIES INCOME TRUST ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS “During the third quarter, OPI continued to advance its business strategies while navigating challenging market conditions facing the commercial office market. Normalized FFO of $1.02 per share for the quarter exceeded the high end of our guidance range. Leasing across the portfolio remained active with 586,000 square feet of new and renewal leasing in the quarter and now totals more than 1.5 million square feet year to date. While office utilization remains well below historical levels, our leasing pipeline is active, and we estimate our portfolio- wide utilization trends improved to approximately 70%. We closed on two mortgage loans for proceeds of $69 million, bringing our total mortgage proceeds this year to more than $177 million. We believe these transactions illustrate the financing opportunities available within our diversified portfolio. Looking forward, we remain focused on addressing OPI’s upcoming debt maturities, executing on select asset sales, actively engaging with our tenants to renew leases and converting prospects in our lease pipeline to fill vacancies." Christopher Bilotto, President and Chief Executive Officer Newton, MA (October 30, 2023). Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended September 30, 2023. Dividend OPI has declared a quarterly dividend on its common shares of $0.25 per share to shareholders of record as of the close of business on October 23, 2023. This dividend will be paid on or about November 16, 2023. Conference Call A conference call to discuss OPI's third quarter results will be held on Tuesday, October 31, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 9984412. A live audio webcast of the conference call will also be available in a listen-only-mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of OPI. About Office Properties Income Trust OPI is a national REIT focused on owning and leasing high quality office and mixed-use properties in select growth-oriented U.S. markets. As of September 30, 2023, approximately 64% of OPI's revenues were from investment grade rated tenants. OPI owned and leased 154 properties as of September 30, 2023, with approximately 20.7 million square feet located in 30 states and Washington, D.C. In 2023, OPI was named as an Energy Star® Partner of the Year for the sixth consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $36 billion in assets under management as of September 30, 2023, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Q3 2023 5RETURN TO TABLE OF CONTENTS Third Quarter 2023 Highlights Financial Results • Net loss of $19.6 million, or $0.41 per common share. • Normalized FFO of $49.4 million, or $1.02 per common share. Portfolio Update • Leased 586,000 sq. ft. with a 7.4 year weighted average lease term. • Leased 1,502,000 sq. ft. year-to-date with an 8.7 year weighted average lease term. Investment Activity • Sold one property containing approximately 80,000 rentable square feet for a sales price of $10.5 million, excluding closing costs. • As of October 27, 2023, OPI has entered into agreements to sell two properties containing approximately 177,000 rentable square feet for an aggregate sales price of $21.3 million, excluding closing costs. Financing Activities • Closed two mortgage loans with an aggregate principal balance of $69.2 million. The net proceeds from these mortgage loans were used to repay amounts outstanding under OPI's revolving credit facility. • Extended the maturity date of the mortgage loan secured by one of OPI's unconsolidated joint venture properties, in which OPI owns a 50% interest, by three years at the same interest rate in effect prior to the extension.

Q3 2023 6RETURN TO TABLE OF CONTENTS Third Quarter 2023 Results Washington, D.C. (dollars in thousands, except per share and per sq. ft. data) Three Months Ended September 30, Financial Results 2023 2022 Net (loss) income $ (19,593) $ 16,964 Net (loss) income per common share $ (0.41) $ 0.35 Normalized FFO $ 49,404 $ 53,802 Normalized FFO per common share $ 1.02 $ 1.11 Same Property Cash Basis NOI $ 73,630 $ 81,130 Three Months Ended Leasing Activity September 30, 2023 Leasing activity for new and renewal leases (rentable square feet) 586,000 Weighted average rental rate change (by rentable square feet) (2.7%) Weighted average lease term (by rentable square feet) 7.4 years Leasing concessions and capital commitments (per square foot per lease year) $ 5.89 As of Percent Leased September 30, 2023 June 30, 2023 September 30, 2022 All properties 89.9% 90.6% 90.7% Same properties 93.3% 94.4% 94.7%

Q3 2023 7RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Selected Income Statement Data:					
Rental income	$ 133,361	$ 133,997	$ 132,422	$ 127,922	$ 137,683
Net (loss) income	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ 16,964
NOI	$ 83,698	$ 85,720	$ 83,772	$ 84,617	$ 85,546
Adjusted EBITDA*re*	$ 78,910	$ 81,013	$ 78,487	$ 79,479	$ 79,957
FFO	$ 33,269	$ 42,532	$ 49,528	$ 55,186	$ 53,802
Normalized FFO	$ 49,404	$ 53,713	$ 52,746	$ 54,495	$ 53,802
CAD	$ 17,353	$ 15,782	$ 31,178	$ 9,800	$ 28,072
Rolling four quarter CAD	$ 74,113	$ 84,832	$ 106,873	$ 126,701	$ 159,550
Per Common Share Data (basic and diluted):					
Net (loss) income	$ (0.41)	$ (0.25)	$ (0.01)	$ 0.13	$ 0.35
FFO	$ 0.69	$ 0.88	$ 1.02	$ 1.14	$ 1.11
Normalized FFO	$ 1.02	$ 1.11	$ 1.09	$ 1.13	$ 1.11
CAD	$ 0.36	$ 0.33	$ 0.65	$ 0.20	$ 0.58
Rolling four quarter CAD	$ 1.54	$ 1.76	$ 2.21	$ 2.62	$ 3.30
Dividends:					
Annualized dividends paid per common share during the period	$ 1.00	$ 1.00	$ 2.20	$ 2.20	$ 2.20
Annualized dividend yield (at end of period)	24.4%	13.0%	17.9%	16.5%	15.7%
Annualized normalized FFO payout ratio	24.5%	22.5%	50.5%	48.7%	49.5%
Rolling four quarter CAD payout ratio [(1)]	64.9%	56.8%	99.5%	84.0%	66.7%
Selected Balance Sheet Data:					
Total gross assets	$ 4,672,646	$ 4,633,357	$ 4,591,512	$ 4,541,435	$ 4,507,422
Total assets	$ 4,044,990	$ 4,027,568	$ 4,007,000	$ 3,979,977	$ 3,968,986
Total liabilities	$ 2,740,357	$ 2,691,613	$ 2,647,359	$ 2,593,642	$ 2,562,821
Total shareholders' equity	$ 1,304,633	$ 1,335,955	$ 1,359,641	$ 1,386,335	$ 1,406,165

	As of 9/30/2023
Capitalization:	
Total common shares (at end of period)	48,757,246
Closing price (at end of period)	$ 4.10
Equity market capitalization (at end of period)	$ 199,905
Debt (principal balance)	2,589,320
Total market capitalization	$ 2,789,225
Liquidity:	
Cash and cash equivalents	$ 24,358
Availability under $750,000 unsecured revolving credit facility [(2)]	550,000
Total liquidity	$ 574,358

(1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share.
(2) Availability under OPI's revolving credit facility is subject to meeting required financial covenants.

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Q3 2023 8

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Rental income	$ 133,361	$ 137,683	$ 399,780	$ 426,353
Expenses:				
Real estate taxes	14,257	16,414	45,491	49,642
Utility expenses	7,460	7,986	20,462	20,671
Other operating expenses	27,946	27,737	80,637	81,597
Depreciation and amortization	52,266	52,988	155,559	170,993
Loss on impairment of real estate	—	—	—	21,820
Acquisition and transaction related costs (1)	16,135	—	30,534	224
General and administrative	5,720	6,564	17,430	19,353
Total expenses	123,784	111,689	350,113	364,300
Gain on sale of real estate	244	16,925	487	7,437
Interest and other income	281	56	782	73
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,276, $2,176, $6,808 and $6,946, respectively)	(28,835)	(24,969)	(80,591)	(78,923)
Loss on early extinguishment of debt	—	—	—	(77)
(Loss) income before income tax expense and equity in net losses of investees	(18,733)	18,006	(29,655)	(9,437)
Income tax expense	(95)	(90)	(336)	(431)
Equity in net losses of investees	(765)	(952)	(2,290)	(2,631)
Net (loss) income	$ (19,593)	$ 16,964	$ (32,281)	$ (12,499)
Weighted average common shares outstanding (basic and diluted)	48,403	48,286	48,365	48,260
Per common share amounts (basic and diluted):				
Net (loss) income	$ (0.41)	$ 0.35	$ (0.67)	$ (0.27)
Additional Data:				
General and administrative expenses / total assets (at end of period)	0.14%	0.17%	0.43%	0.49%
Non-cash straight line rent adjustments included in rental income	$ 8,691	$ 1,765	$ 17,120	$ 7,226
Lease value amortization included in rental income	$ 56	$ (204)	$ 196	$ (780)
Lease termination fees included in rental income	$ 1,576	$ 83	$ 3,160	$ 7,200
Non-cash amortization included in other operating expenses (2)	$ 121	$ 121	$ 363	$ 363
Non-cash amortization included in general and administrative expenses (2)	$ 151	$ 151	$ 453	$ 453

(1) Acquisition and transaction related costs consist of costs related to OPI's evaluation of potential acquisitions, dispositions, financing and other strategic transactions, including costs incurred in connection with OPI's terminated merger with Diversified Healthcare Trust, or DHC, and related transactions.

(2) OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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Q3 2023 9

Q3 2023 10RETURN TO TABLE OF CONTENTS September 30, December 31, 2023 2022 ASSETS Real estate properties: Land $ 802,904 $ 821,238 Buildings and improvements 3,260,732 3,114,836 Total real estate properties, gross 4,063,636 3,936,074 Accumulated depreciation (627,656) (561,458) Total real estate properties, net 3,435,980 3,374,616 Assets of properties held for sale 16,942 2,516 Investments in unconsolidated joint ventures 36,602 35,129 Acquired real estate leases, net 295,195 369,333 Cash and cash equivalents 24,358 12,249 Restricted cash 15,270 — Rents receivable 124,043 105,639 Deferred leasing costs, net 85,087 73,098 Other assets, net 11,513 7,397 Total assets $ 4,044,990 $ 3,979,977 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 200,000 $ 195,000 Senior unsecured notes, net 2,193,577 2,187,875 Mortgage notes payable, net 172,331 49,917 Liabilities of properties held for sale 346 73 Accounts payable and other liabilities 154,061 140,151 Due to related persons 7,766 6,469 Assumed real estate lease obligations, net 12,276 14,157 Total liabilities 2,740,357 2,593,642 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,757,246 and 48,565,644 shares issued and outstanding, respectively 488 486 Additional paid in capital 2,621,107 2,619,532 Cumulative net income 137,325 169,606 Cumulative common distributions (1,454,287) (1,403,289) Total shareholders’ equity 1,304,633 1,386,335 Total liabilities and shareholders’ equity $ 4,044,990 $ 3,979,977 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) Indianapolis, IN

Debt Summary

As of September 30, 2023
(dollars in thousands)

	Coupon Rate [1]	Interest Rate [2]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility [3]	6.850%	6.850%	$ 200,000	1/31/2024	$ 200,000	0.3
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2024	4.250%	4.404%	350,000	5/15/2024	350,000	0.6
Senior unsecured notes due 2025	4.500%	4.521%	650,000	2/1/2025	650,000	1.3
Senior unsecured notes due 2026	2.650%	2.815%	300,000	6/15/2026	300,000	2.7
Senior unsecured notes due 2027	2.400%	2.541%	350,000	2/1/2027	350,000	3.3
Senior unsecured notes due 2031	3.450%	3.550%	400,000	10/15/2031	400,000	8.0
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	26.7
Subtotal / weighted average	3.825%	3.918%	2,212,000		2,212,000	4.8
Secured Fixed Rate Debt:						
Mortgage debt - One property	8.272%	8.272%	42,700	7/1/2028	42,700	4.8
Mortgage debt - One property	8.139%	8.139%	26,340	7/1/2028	26,340	4.8
Mortgage debt - Two properties	7.671%	7.671%	54,300	10/6/2028	54,300	5.0
Mortgage debt - One property	7.210%	7.210%	30,680	7/1/2033	29,105	9.8
Mortgage debt - One property	7.305%	7.305%	8,400	7/1/2033	8,400	9.8
Mortgage debt - One property	7.717%	7.717%	14,900	9/1/2033	14,900	9.9
Subtotal / weighted average	7.792%	7.792%	177,320		175,745	6.4
Total / weighted average	4.330%	4.410%	$ 2,589,320		$ 2,587,745	4.5

Secured vs. Unsecured Debt



Secured
6.8%
Unsecured
93.2%

Fixed vs. Variable Rate Debt



Variable
7.7%
Fixed
92.3%

See accompanying notes on the following page.

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Q3 2023 11

Debt Maturity Schedule

As of September 30, 2023
(dollars in thousands)

Year	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt	Secured Fixed Rate Debt	Total Debt	% of Total Debt
2023	$ —	$ —	$ —	$ —	—%
2024	200,000 (4)	350,000	—	550,000	21.2%
2025	—	650,000	—	650,000	25.1%
2026	—	300,000	—	300,000	11.6%
2027	—	350,000	—	350,000	13.5%
2028 and thereafter	—	562,000	177,320	739,320	28.6%
Total principal balance	$ 200,000	$ 2,212,000	$ 177,320	$ 2,589,320	100.0%
Percent of total principal balance	7.7%	85.4%	6.9%	100.0%	



$800,000
$600,000
$400,000
$200,000
$0
$200,000
$350,000
$650,000
$300,000
$350,000
$177,320
$562,000
2023
2024
2025
2026
2027
2028 and thereafter
Unsecured Fixed Rate Debt
Unsecured Floating Rate Debt
Secured Fixed Rate Debt

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of discounts and premiums on senior unsecured notes. Excludes the effect of debt issuance costs amortization.
(3) OPI is required to pay interest at a rate of SOFR plus a premium, which was 145 basis points per annum as of September 30, 2023. OPI also pays a facility fee, which was 30 basis points per annum on the total amount of lending commitments under its revolving credit facility as of September 30, 2023. Both the interest rate premium and facility fee are subject to adjustment based upon changes to OPI's credit ratings. The interest rate listed is as of September 30, 2023 and excludes the 30 basis point facility fee.
(4) Represents the amount outstanding under OPI's revolving credit facility at September 30, 2023.

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Q3 2023 12

Q3 2023 13RETURN TO TABLE OF CONTENTS Leverage Ratios, Coverage Ratios and Public Debt Covenants As of and for the Three Months Ended 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Leverage Ratios: Net debt / total gross assets 54.9% 54.7% 54.1% 53.8% 53.4% Net debt / gross book value of real estate assets 49.1% 48.9% 48.2% 48.0% 47.7% Secured debt / total assets 4.4% 2.7% 1.2% 1.3% 1.8% Variable rate debt / net debt 7.8% 9.5% 9.9% 8.0% 5.6% Coverage Ratios: Adjusted EBITDAre / interest expense 2.7x 3.1x 3.1x 3.2x 3.2x Net debt / rolling four quarter Adjusted EBITDAre (1) 8.1x 7.9x 7.7x 7.3x 7.0x Public Debt Covenants: Maintenance Covenant Total unencumbered assets / unsecured debt (minimum 150.0%) 206.2% 206.2% 208.6% 210.2% 209.5% Incurrence Covenants Total debt / adjusted total assets (maximum 60.0%) 48.5% 48.4% 47.9% 47.6% 47.4% Secured debt / adjusted total assets (maximum 40.0%) 3.3% 2.0% 1.0% 1.0% 1.4% Consolidated income available for debt service / debt service (minimum 1.50x) 2.9x 3.0x 3.1x 3.2x 3.2x (1) The ratio of net debt / annualized Adjusted EBITDAre for the three months ended September 30, 2023 was 8.2x. Chicago, IL

Capital Expenditures Summary and Significant Redevelopment Information

(dollars and sq. ft. in thousands, except per sq. ft. data)

Capital Expenditures Summary

	For the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Lease related costs	$ 15,677	$ 28,252	$ 13,041	$ 24,776	$ 17,297
Building improvements	8,516	5,355	4,582	17,323	8,585
Recurring capital expenditures	24,193	33,607	17,623	42,099	25,882
Development, redevelopment and other activities (1)	28,326	40,435	49,471	44,552	36,811
Total capital expenditures	$ 52,519	$ 74,042	$ 67,094	$ 86,651	$ 62,693
Average rentable sq. ft. during period	20,745	20,840	20,932	21,090	21,851
Building improvements per average sq. ft. during period	$ 0.41	$ 0.26	$ 0.22	$ 0.82	$ 0.39

Significant Redevelopment Information as of September 30, 2023

Address	Location	Sq. Ft.	% Leased	Estimated Project Costs (2)	Total Costs Incurred	Estimated Completion (3)
20 Massachusetts Avenue (4)	Washington, D.C.	427	55%	$ 227,000	$ 182,839	Substantially Complete
351, 401, 501 Elliott Ave West	Seattle, WA	300	28%	162,000	117,873	Q1 2024
Total significant redevelopment projects		727		$ 389,000	$ 300,712	

(1) Includes capitalized interest and other operating costs of $13,207 since July 1, 2022.
(2) Estimated project costs include future, estimated lease related costs associated with achieving stabilized occupancy that will be incurred subsequent to the estimated completion date.
(3) Estimated completion date can depend on various factors, including when lease agreements are signed with tenants. Therefore, the actual completion dates may vary.
(4) Physical improvements made at this project were substantially completed during the second quarter of 2023. OPI expects to incur additional, lease related costs subsequent to substantial completion.


Carlsbad, CA

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Q3 2023 14

Q3 2023 15RETURN TO TABLE OF CONTENTS Acquisitions: OPI has not acquired any properties since January 1, 2023. Dispositions: Date Sold Location Number of Properties Sq. Ft. Gross Sales Price Gross Sales Price Per Sq. Ft. 1/6/2023 Richmond, VA 3 89 $ 5,350 $ 60.11 4/28/2023 Phoenix, AZ 1 107 4,900 45.79 6/30/2023 Vernon Hills, IL 1 100 2,825 28.25 9/29/2023 Windsor Mill, MD 1 80 10,500 131.25 Total 6 376 $ 23,575 $ 62.70 Property Acquisitions and Dispositions Information Since January 1, 2023 (dollars and sq. ft. in thousands, except per sq. ft. data) Rockville, MD

Investments in Unconsolidated Joint Ventures

OFFICE PROPERTIES INCOME TRUST

As of September 30, 2023
(dollars and sq. ft. in thousands)

Unconsolidated Joint Ventures:

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term [1]
Prosperity Metro Plaza	51%	$ 18,455	2	Fairfax, VA	329	69.7%	2.9 years
1750 H Street, NW	50%	18,147	1	Washington, D.C.	122	41.5%	9.7 years
Total / Weighted Average		$ 36,602	3		451	62.0%	4.4 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [2]	Maturity Date	Principal Balance	Annualized Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance [3]
Prosperity Metro Plaza [4]	51%	4.090%	12/1/2029	$ 50,000	$ 2,045	$ 45,246	$ 25,500
1750 H Street, NW [5]	50%	3.690%	8/1/2027	32,000	1,181	32,000	16,000
Total / Weighted Average		3.934%		$ 82,000	$ 3,226	$ 77,246	$ 41,500

Results of Operations - Unconsolidated Joint Ventures: [6]

	For the Three Months Ended September 30, 2023			For the Nine Months Ended September 30, 2023		
	Prosperity Metro Plaza	1750 H Street, NW	Total	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses	$ (355)	$ (410)	$ (765)	$ (782)	$ (1,508)	$ (2,290)
Depreciation and amortization	656	184	840	1,996	542	2,538
Other expenses, net [7]	233	149	382	640	446	1,086
NOI	534	(77)	457	1,854	(520)	1,334
Lease value amortization included in rental income [8]	(1)	—	(1)	(3)	—	(3)
Non-cash straight line rent adjustments included in rental income [8]	(55)	(223)	(278)	(189)	(386)	(575)
Cash Basis NOI	$ 478	$ (300)	$ 178	$ 1,662	$ (906)	$ 756
Contributions paid by OPI	$ —	$ —	$ —	$ —	$ (3,763)	$ (3,763)

(1) Lease term is weighted based on annualized rental income.
(2) Includes the effect of interest rate protection and mark to market accounting.
(3) Reflects OPI's proportionate share of the principal debt balances based on its ownership percentage of the applicable joint venture; none of the debt is recourse to OPI.
(4) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(5) In July 2023, the maturity date of this mortgage loan was extended by three years at the same interest rate.
(6) Reflects OPI's proportionate share of operating results based on its ownership percentage of the respective joint ventures.
(7) Includes interest expense, net of other income.
(8) OPI's unconsolidated joint ventures report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint ventures by their tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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Q3 2023 16

Q3 2023 17RETURN TO TABLE OF CONTENTS Portfolio Information

Q3 2023 18RETURN TO TABLE OF CONTENTS For the Three Months Ended For the Nine Months Ended 9/30/2023 9/30/2022 9/30/2023 9/30/2022 Properties (end of period) 147 147 147 147 Rentable sq. ft. 19,526 19,551 19,526 19,551 Percent leased 93.3% 94.7% 93.3% 94.7% Rental income $ 132,355 $ 131,769 $ 396,434 $ 394,807 Same Property NOI $ 82,797 $ 82,990 $ 252,389 $ 257,061 Same Property Cash Basis NOI $ 73,630 $ 81,130 $ 232,744 $ 246,376 Same Property NOI % margin 62.6% 63.0% 63.7% 65.1% Same Property Cash Basis NOI % margin 59.7% 62.4% 61.7% 64.1% Same Property NOI % change (0.2%) (1.8%) Same Property Cash Basis NOI % change (9.2%) (5.5%) Summary Same Property Results (dollars and sq. ft. in thousands) Sacramento, CA

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023
Properties (end of period) [1]	154	155	157	160	162	154
Rentable sq. ft. [1]	20,705	20,784	20,895	20,969	21,211	20,705
Percentage leased	89.9%	90.6%	90.5%	90.6%	90.7%	89.9%
Leasing Activity (sq. ft.):						
New leases	104	196	91	3	223	391
Renewals	482	517	112	702	383	1,111
Total	586	713	203	705	606	1,502
% Change in GAAP Rent: [2]						
New leases	1.9%	6.1%	(16.8%)	0.0%	59.1%	(1.3%)
Renewals	(3.7%)	2.8%	(19.7%)	(7.1%)	0.2%	(3.7%)
Total	(2.7%)	3.7%	(18.5%)	(6.7%)	21.6%	(3.1%)
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	9.5	8.9	7.2	5.0	9.9	8.7
Renewals	6.9	10.8	6.4	10.1	5.5	8.7
Total	7.4	10.3	6.8	10.1	7.2	8.7
Leasing Cost and Concession Commitments:						
New leases	$ 13,623	$ 15,894	$ 4,995	$ 213	$ 33,957	$ 34,512
Renewals	11,736	24,744	3,752	60,076	9,056	40,232
Total	$ 25,359	$ 40,638	$ 8,747	$ 60,289	$ 43,013	$ 74,744
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases	$ 131.54	$ 81.10	$ 55.17	$ 92.00	$ 152.13	$ 88.47
Renewals	$ 24.36	$ 47.87	$ 33.52	$ 85.55	$ 23.66	$ 36.23
Total	$ 43.33	$ 57.01	$ 43.20	$ 85.57	$ 70.98	$ 49.81
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 13.84	$ 9.08	$ 7.67	$ 18.40	$ 15.33	$ 10.19
Renewals	$ 3.53	$ 4.42	$ 5.20	$ 8.44	$ 4.27	$ 4.17
Total	$ 5.89	$ 5.53	$ 6.37	$ 8.46	$ 9.92	$ 5.74

(1) Includes one leasable land parcel for periods prior to December 31, 2022.
(2) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

This leasing summary is based on leases entered during the periods indicated.

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Q3 2023 19

Q3 2023 20RETURN TO TABLE OF CONTENTS Investment Grade 64.0% Non-Investment Grade 5.9% Not Rated 30.1% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of September 30, 2023 (1) (1) Includes state governments and municipalities. US Government: 20.0% Real Estate & Financials: 15.5% Technology & Communications: 15.3% Legal & Other Professional Services: 12.4% Manufacturing & Transportation: 10.8% Other Government: 8.1% Government Contractors: 6.9% Life Sciences and Medical: 3.1% Food: 2.8% Hospitality: 2.2% Energy Services: 1.4% Other: 1.5% (1) Irving, TX

Tenants Representing 1% or More of Total Annualized Rental Income

As of September 30, 2023
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	3,822	20.5%	$ 105,955	20.0%
2	Alphabet Inc. (Google)	Investment Grade	386	2.1%	22,119	4.2%
3	Shook, Hardy & Bacon L.L.P.	Not Rated	596	3.2%	19,216	3.6%
4	Bank of America Corporation	Investment Grade	577	3.1%	18,159	3.4%
5	IG Investments Holdings LLC	Not Rated	339	1.8%	17,303	3.3%
6	State of California	Investment Grade	519	2.8%	15,893	3.0%
7	Tyson Foods, Inc. (1)	Investment Grade	248	1.3%	11,954	2.3%
8	Northrop Grumman Corporation	Investment Grade	337	1.8%	10,795	2.0%
9	Sonesta International Hotels Corporation	Not Rated	234	1.3%	10,745	2.0%
10	CommScope Holding Company Inc.	Non Investment Grade	228	1.2%	9,582	1.8%
11	Sonoma Biotherapeutics, Inc. (2)	Not Rated	107	0.6%	7,634	1.4%
12	State of Georgia	Investment Grade	308	1.7%	7,345	1.4%
13	Commonwealth of Massachusetts	Investment Grade	212	1.1%	7,269	1.4%
14	PNC Bank	Investment Grade	441	2.4%	6,960	1.3%
15	Micro Focus International plc	Non Investment Grade	215	1.2%	6,836	1.3%
16	Compass Group plc	Investment Grade	267	1.4%	6,697	1.3%
17	ServiceNow, Inc.	Investment Grade	149	0.8%	6,675	1.3%
18	Allstate Insurance Co.	Investment Grade	468	2.5%	6,484	1.2%
19	Automatic Data Processing, Inc.	Investment Grade	289	1.6%	6,079	1.1%
20	Church & Dwight Co., Inc.	Investment Grade	250	1.3%	6,043	1.1%
21	Leidos Holdings Inc.	Investment Grade	159	0.9%	5,950	1.1%
22	Primerica, Inc.	Investment Grade	344	1.8%	5,737	1.1%
			10,495	56.4%	$ 321,430	60.6%

(1) In July 2023, OPI received notice from Tyson Foods, Inc. exercising its option to terminate its lease at a property OPI owns in Chicago, IL effective January 2025, prior to the stated lease expiration date of January 31, 2028. OPI is amortizing termination fees of approximately $1.4 million per quarter through January 2025 as a result of this early termination.

(2) In August 2022, OPI entered into an approximately 10-year lease with Sonoma Biotherapeutics, Inc. The lease is at a property OPI owns in Seattle, WA that is currently undergoing redevelopment. The term of the lease is estimated to commence in the first quarter of 2024.

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Q3 2023 21

Q3 2023 22RETURN TO TABLE OF CONTENTS Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2023 26 1,098 5.9% 5.9% $ 29,827 5.6% 5.6% 2024 55 2,521 13.5% 19.4% 65,112 12.3% 17.9% 2025 40 2,342 12.6% 32.0% 59,960 11.3% 29.2% 2026 38 1,469 7.9% 39.9% 41,597 7.8% 37.0% 2027 36 2,059 11.1% 51.0% 52,427 9.9% 46.9% 2028 20 762 4.1% 55.1% 33,386 6.3% 53.2% 2029 28 1,035 5.6% 60.7% 28,722 5.4% 58.6% 2030 29 936 5.0% 65.7% 26,957 5.1% 63.7% 2031 19 1,035 5.6% 71.3% 29,726 5.6% 69.3% 2032 and thereafter 59 5,364 28.7% 100.0% 163,019 30.7% 100.0% Total 350 18,621 100.0% $ 530,733 100.0% Weighted average remaining lease term (in years) 6.0 6.4 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of September 30, 2023 (dollars and sq. ft. in thousands) Johnston, IA

Q3 2023 23RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

The Company:
OPI is included in 153 market indices and comprises more than 1% of the following indices as of September 30, 2023: Bloomberg US Micro Cap Real Estate Price Return Index (BMICR), Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV), BI North America Office REIT Valuation Peers (BROFFRTV), Bloomberg Real Estate Investment Trust Small Cap Index (BBRESMLC) and Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV).

Management:
OPI is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of September 30, 2023, RMR had approximately $36 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. OPI believes that being managed by RMR is a competitive advantage for OPI because of RMR's depth of management and experience in the real estate industry. OPI also believes RMR provides management services to it at costs that are lower than OPI would have to pay for similar quality services if OPI were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

Morgan Stanley
Ronald Kamdem
ronald.kamdem@morganstanley.com
(212) 296-8319

Rating Agencies and Issuer Ratings

Moody's Investors Service
Ranjini Venkatesan
Ranjini.Venkatesan@moodys.com
(212) 553-3828
Rating: B2

S&P Global
Alan Zigman
alan.zigman@spglobal.com
(416) 507-2556
Rating: BB-

OPI is followed by the analysts and its credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding OPI's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of OPI or its management. OPI does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.



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Q3 2023 24

Q3 2023 25RETURN TO TABLE OF CONTENTS San Diego, CA Governance Information Board of Trustees Donna D. Fraiche Barbara D. Gilmore John L. Harrington Independent Trustee Independent Trustee Independent Trustee William A. Lamkin Elena B. Poptodorova Jeffrey P. Somers Independent Trustee Lead Independent Trustee Independent Trustee Mark A. Talley Jennifer B. Clark Adam D. Portnoy Independent Trustee Managing Trustee Chair of the Board & Managing Trustee Executive Officers Christopher J. Bilotto Brian E. Donley President and Chief Executive Officer Chief Financial Officer and Treasurer

Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures

OPI presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net (loss) income as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net (loss) income as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net (loss) income. OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

NOI and Cash Basis NOI

The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net (loss) income in order to provide results that are more closely related to OPI's property level results of operations. OPI calculates NOI and Cash Basis NOI as shown on page 28 and Same Property NOI and Same Property Cash Basis NOI as shown on page 29. OPI defines NOI as income from OPI's rental of real estate less OPI's property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that OPI calculates the corresponding NOI and Cash Basis NOI amounts, except that OPI only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OPI calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 30. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect OPI's share of EBITDA*re* of its unconsolidated joint ventures. In calculating Adjusted EBITDA*re*, OPI adjusts for the items shown on page 30 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than OPI does.

FFO and Normalized FFO

OPI calculates funds from operations, or FFO, and Normalized FFO as shown on page 31. FFO is calculated on the basis defined by Nareit, which is net (loss) income, calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and OPI's proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, OPI adjusts for the other items shown on page 31 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

Cash Available for Distribution

OPI calculates cash available for distribution, or CAD, as shown on page 31. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

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Q3 2023 26

Q3 2023 27RETURN TO TABLE OF CONTENTS Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized dividend yield is the annualized dividend per common share paid during the period divided by the closing price of OPI's common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from OPI's tenants pursuant to its lease agreements as of September 30, 2023, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to OPI, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Cap rate represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of the acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on early extinguishment of debt, gains and losses on sales of properties and equity in earnings of unconsolidated joint ventures and including distributions from OPI's unconsolidated joint ventures, if any, determined together with debt service for the period presented. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 53.6% of annualized rental income as of September 30, 2023 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 10.4% of annualized rental income as of September 30, 2023 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of September 30, 2023, and includes (i) space being fitted out for tenant occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Purchase price represents the gross purchase price, including assumed debt, if any, and excludes acquisition related costs and purchase price adjustments and allocations. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same properties for the three months ended September 30, 2023 is based on properties OPI owned continuously since July 1, 2022; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns a 51% and 50% interest. Same properties for the nine months ended September 30, 2023 is based on properties OPI owned continuously since January 1, 2022; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns a 51% and 50% interest. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of same property cash basis rental income. Cash basis rental income excludes non-cash straightline rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of same property rental income. SOFR is the secured overnight financing rate. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income. Non-GAAP Financial Measures and Certain Definitions (Continued)

Calculation and Reconciliation of NOI and Cash Basis NOI

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 133,361	$ 133,997	$ 132,422	$ 127,922	$ 137,683	$ 399,780	$ 426,353
Property operating expenses	(49,663)	(48,277)	(48,650)	(43,305)	(52,137)	(146,590)	(151,910)
NOI	83,698	85,720	83,772	84,617	85,546	253,190	274,443
Non-cash straight line rent adjustments included in rental income	(8,691)	(4,256)	(4,173)	(3,604)	(1,765)	(17,120)	(7,226)
Lease value amortization included in rental income	(56)	(61)	(79)	195	204	(196)	780
Lease termination fees included in rental income	(1,576)	(1,485)	(99)	(176)	(83)	(3,160)	(7,200)
Non-cash amortization included in property operating expenses [1]	(121)	(121)	(121)	(121)	(121)	(363)	(363)
Cash Basis NOI	$ 73,254	$ 79,797	$ 79,300	$ 80,911	$ 83,781	$ 232,351	$ 260,434
Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:							
Net (loss) income	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ 16,964	$ (32,281)	$ (12,499)
Equity in net losses of investees	765	691	834	878	952	2,290	2,631
Income tax expense (benefit)	95	211	30	(161)	90	336	431
(Loss) income before income tax expense (benefit) and equity in net losses of investees	(18,733)	(11,340)	418	7,107	18,006	(29,655)	(9,437)
(Gain) loss on early extinguishment of debt	—	—	—	(759)	—	—	77
Interest expense	28,835	26,525	25,231	24,557	24,969	80,591	78,923
Interest and other income	(281)	(337)	(164)	(144)	(56)	(782)	(73)
(Gain) loss on sale of real estate	(244)	2,305	(2,548)	(3,564)	(16,925)	(487)	(7,437)
General and administrative	5,720	5,785	5,925	5,781	6,564	17,430	19,353
Acquisition and transaction related costs	16,135	11,181	3,218	68	—	30,534	224
Loss on impairment of real estate	—	—	—	—	—	—	21,820
Depreciation and amortization	52,266	51,601	51,692	51,571	52,988	155,559	170,993
NOI	83,698	85,720	83,772	84,617	85,546	253,190	274,443
Non-cash amortization included in property operating expenses [1]	(121)	(121)	(121)	(121)	(121)	(363)	(363)
Lease termination fees included in rental income	(1,576)	(1,485)	(99)	(176)	(83)	(3,160)	(7,200)
Lease value amortization included in rental income	(56)	(61)	(79)	195	204	(196)	780
Non-cash straight line rent adjustments included in rental income	(8,691)	(4,256)	(4,173)	(3,604)	(1,765)	(17,120)	(7,226)
Cash Basis NOI	$ 73,254	$ 79,797	$ 79,300	$ 80,911	$ 83,781	$ 232,351	$ 260,434

(1) OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

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Q3 2023 28

Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended 9/30/2023	For the Three Months Ended 9/30/2022	For the Nine Months Ended 9/30/2023	For the Nine Months Ended 9/30/2022
Reconciliation of NOI to Same Property NOI:				
Rental income	$ 133,361	$ 137,683	$ 399,780	$ 426,353
Property operating expenses	(49,663)	(52,137)	(146,590)	(151,910)
NOI	83,698	85,546	253,190	274,443
Less: NOI of properties not included in same property results	(901)	(2,556)	(801)	(17,382)
Same Property NOI	$ 82,797	$ 82,990	$ 252,389	$ 257,061
Calculation of Same Property Cash Basis NOI:				
Same Property NOI	$ 82,797	$ 82,990	$ 252,389	$ 257,061
Add: Lease value amortization included in rental income	(56)	176	(204)	624
Less: Non-cash straight line rent adjustments included in rental income	(7,426)	(1,845)	(15,956)	(7,535)
Lease termination fees included in rental income	(1,576)	(83)	(3,160)	(3,465)
Non-cash amortization included in property operating expenses [1]	(109)	(108)	(325)	(309)
Same Property Cash Basis NOI	$ 73,630	$ 81,130	$ 232,744	$ 246,376


Washington, D.C.

(1) OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in other operating expenses.

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Q3 2023 29

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net (loss) income	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ 16,964	$ (32,281)	$ (12,499)
Add (less): Interest expense	28,835	26,525	25,231	24,557	24,969	80,591	78,923
Income tax expense (benefit)	95	211	30	(161)	90	336	431
Depreciation and amortization	52,266	51,601	51,692	51,571	52,988	155,559	170,993
EBITDA	61,603	66,095	76,507	82,357	95,011	204,205	237,848
Add (less): Loss on impairment of real estate	—	—	—	—	—	—	21,820
(Gain) loss on sale of real estate	(244)	2,305	(2,548)	(3,564)	(16,925)	(487)	(7,437)
Distributions received from unconsolidated joint ventures	—	—	—	—	—	—	51
Equity in losses of unconsolidated joint ventures	765	691	834	878	952	2,290	2,631
EBITDA*re*	62,124	69,091	74,793	79,671	79,038	206,008	254,913
Add (less): Acquisition and transaction related costs	16,135	11,181	3,218	68	—	30,534	224
General and administrative expense paid in common shares [1]	651	741	476	499	919	1,868	2,406
(Gain) loss on early extinguishment of debt	—	—	—	(759)	—	—	77
Adjusted EBITDA*re*	$ 78,910	$ 81,013	$ 78,487	$ 79,479	$ 79,957	$ 238,410	$ 257,620

(1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

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Q3 2023 30

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net (loss) income	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ 16,964	$ (32,281)	$ (12,499)
Add (less): Depreciation and amortization:							
Consolidated properties	52,266	51,601	51,692	51,571	52,988	155,559	170,993
Unconsolidated joint venture properties	840	868	830	789	775	2,538	2,269
Loss on impairment of real estate	—	—	—	—	—	—	21,820
(Gain) loss on sale of real estate	(244)	2,305	(2,548)	(3,564)	(16,925)	(487)	(7,437)
FFO	33,269	42,532	49,528	55,186	53,802	125,329	175,146
Add (less): Acquisition and transaction related costs	16,135	11,181	3,218	68	—	30,534	224
(Gain) loss on early extinguishment of debt	—	—	—	(759)	—	—	77
Normalized FFO	49,404	53,713	52,746	54,495	53,802	155,863	175,447
Add (less): Non-cash expenses [1]	(1,312)	(2,157)	(1,902)	(1,464)	(640)	(5,371)	(1,297)
Distributions from unconsolidated joint ventures	—	—	—	—	—	—	51
Depreciation and amortization - unconsolidated joint ventures	(840)	(868)	(830)	(789)	(775)	(2,538)	(2,269)
Equity in net losses of investees	765	691	834	878	952	2,290	2,631
Non-cash straight line rent adjustments included in rental income	(8,691)	(4,256)	(4,173)	(3,604)	(1,765)	(17,120)	(7,226)
Lease value amortization included in rental income	(56)	(61)	(79)	195	204	(196)	780
Net amortization of debt premiums, discounts and issuance costs	2,276	2,327	2,205	2,188	2,176	6,808	6,946
Recurring capital expenditures	(24,193)	(33,607)	(17,623)	(42,099)	(25,882)	(75,423)	(58,162)
CAD	$ 17,353	$ 15,782	$ 31,178	$ 9,800	$ 28,072	$ 64,313	$ 116,901
Weighted average common shares outstanding (basic and diluted)	48,403	48,354	48,336	48,334	48,286	48,365	48,260
Per common share amounts (basic and diluted):							
Net (loss) income	$ (0.41)	$ (0.25)	$ (0.01)	$ 0.13	$ 0.35	$ (0.67)	$ (0.27)
FFO	$ 0.69	$ 0.88	$ 1.02	$ 1.14	$ 1.11	$ 2.59	$ 3.63
Normalized FFO	$ 1.02	$ 1.11	$ 1.09	$ 1.13	$ 1.11	$ 3.22	$ 3.64
CAD	$ 0.36	$ 0.33	$ 0.65	$ 0.20	$ 0.58	$ 1.33	$ 2.42

(1) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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Q3 2023 31

Q3 2023 32RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: OPI's operating trends; OPI's business initiatives; economic and market conditions; demand for office lease space; utilization of OPI's properties; OPI's future leasing activity and pipeline, including lease renewals and OPI's ability to fill vacancies; OPI's leverage levels and future financing opportunities; acquisitions and dispositions; OPI's redevelopment and construction activities and plans; and the amount and timing of future distributions. Forward-looking statements reflect OPI's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause OPI's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward- looking statements. Some of the risks, uncertainties and other factors that may cause OPI's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of increasing or sustained high interest rates, inflation, labor market challenges, disruption and volatility in the public equity and debt markets, conditions in the commercial real estate industry generally and in the sectors OPI operates, geopolitical instability and economic downturns or recessions on OPI and its tenants; the extent to which changes and trends in office space utilization and needs, including due to remote work arrangements, may impact demand for office space at OPI's properties; the financial strength of OPI's tenants; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits; whether OPI's tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that OPI will obtain replacement tenants on terms as favorable to OPI as its prior leases; OPI's ability to successfully recycle and deploy capital; the likelihood that OPI's tenants will pay rent or be negatively affected by cyclical economic conditions or government budget constraints; OPI's ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; OPI's ability to increase or maintain occupancy at its properties on terms desirable to it; OPI's ability to increase rents when its leases expire or renew; OPI's tenant and geographic concentration; OPI's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants; OPI's ability to acquire properties that realize its targeted returns; OPI's ability to sell properties at prices it targets; OPI's ability to cost effectively raise and balance its use of debt and equity capital; OPI's ability to make required payments on debt; OPI's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and otherwise manage leverage; OPI's credit ratings; the ability of OPI's manager, RMR, to successfully manage OPI; competition within the commercial real estate industry, particularly in those markets in which OPI's properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown or failure to increase the government debt ceiling on OPI's ability to collect rents and pay its operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with OPI's related parties, including its Managing Trustees, RMR, Sonesta and others affiliated with them; limitations imposed by and OPI's ability to satisfy complex rules to maintain OPI's qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks or continuation of pandemics or other public health safety events or conditions, war or other hostilities, material or prolonged disruption to supply chains, climate change, or other manmade or natural disasters beyond OPI's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in OPI's periodic filings. The information contained in OPI's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. OPI's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon OPI's forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.